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                                                                    EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

       Information regarding the computation of per share earnings is presented in the notes to the Registrant's financial statements included in the prospectus filed as part of this registration statement.